Exhibit 10.1

EXECUTION VERSION

TRANSACTION SERVICES AGREEMENT

This Transaction Services Agreement (this “Agreement”) is made and entered into as of 12 December 2012, by and between by and between Global Chaucer, S.L.U. a company duly incorporated and in existence in accordance with the laws of the Kingdom of Spain (the “Company”), Bain Capital Partners, LLC, a Delaware limited liability company (the “Advisor”). Certain defined terms that are used but not otherwise defined herein have the meanings given to such terms in Section 8. This Agreement shall become effective (the “Effective Date”) upon the closing of the transactions contemplated by the Acquisition Agreement.

WHEREAS, the Advisor has rendered certain services to the Company and certain of its Subsidiaries and Affiliates (each Subsidiary or Affiliate, a “Beneficiary Affiliate” and together, the “Beneficiary Affiliates”) in connection with the transactions contemplated by the Acquisition Agreement;

WHEREAS, the Company hereby confirms its wish to retain the Advisor, and the Advisor confirms its wish to be retained, to provide the services described herein to the Company and to each of the Beneficiary Affiliates;

WHEREAS, for business planning and budgeting purposes, both the Company and the Advisor desire to establish a firm basis for the fees to be paid for such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Term. This Agreement shall be in effect for an initial term commencing on the Effective Date and ending a year thereafter (the “Initial Term”), which initial term shall be automatically extended thereafter on a year-to-year basis unless the Advisor provides written notice to the Company at least ninety (90) days prior to the expiration of the Initial Term or any extension thereof. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated prior to the expiration of the Initial Term or any extension thereof upon (i) a willful material breach of this Agreement by a party which is not cured within thirty (30) days of receipt of a written notice from the non-breaching party requiring cure, (iii) written consent of the parties, or (iv) the Advisor otherwise serving a written termination notice on the Company. The provisions of Section 1, and 6 to 20 (inclusive) shall survive any termination of this Agreement.

2. Transaction Services. The parties hereto agree that certain financial-related transaction-specific advisory services, as further described below (collectively, the “Transaction Services”) have and shall be performed by the Advisor for the benefit of the Company and/or the Beneficiary Affiliates. The Transaction Services provided may be further evidenced by documentation to be agreed upon between the Company and the Advisor. The Transaction Services shall be in connection with the transactions described in Sections 3(a) and 3(b) and may include, without limitation, the following:

(a) assistance with the negotiation with the vendors of sale and purchase and other terms and conditions of the Acquisition and assistance with closing of the Acquisition;

(b) advice and support related to negotiation with finance providers of transaction-specific debt terms in connection with the Acquisition;

(c) advice and assistance relating to the raising of finance by the Company or a Beneficiary Affiliate;

(d) advice and assistance in the preparation of financial projections relating to the Acquisition;

(e) advice related to the identification, analysis and evaluation of the Acquisition opportunity; and

(f) other transaction-specific services for the Company or the Beneficiary Affiliates relating to the Acquisition and upon which the board of directors of the Company and Advisor agree.

Legal services were not provided by the Advisor. The Transaction Services were conducted in support of the members of management and boards of directors of the Company and the Beneficiary Affiliates and, for the avoidance of doubt, such services shall be considered provided by outside consultants, not managers, of the Company and the Beneficiary Affiliates. The Advisor shall not have any authority or power to commit the Company and the Beneficiary Affiliates to any contracts with third parties pursuant to this Agreement.

3. Transaction Fees.

(a) In consideration for Transaction Services performed from the Effective Date for the Company or the Beneficiary Affiliates, the Company hereby agrees to pay (or to procure that any one of or more of the Beneficiary Affiliates shall pay) the following transaction fees:

(i) In connection with the consummation of the Acquisition and transactions consequential thereon, a transaction fee in an aggregate amount equal to EUR 11,000,000 payable upon the Effective Date to (or at the direction of) the Advisor, which shall be paid by wire transfer in cash to the account(s) designated by the Advisor. In addition, the Company will reimburse the Advisor or its designee, by wire transfer of immediately available funds on the Effective Date, for its reasonable out of pocket fees and expenses (including without limitation the fees and expenses of accountants, attorneys and other advisors retained by the Advisor) incurred in connection with the investigation, negotiation and consummation of the Acquisition; and

(ii) In connection with (A) the consummation of each acquisition (other than the Acquisition) including, without limitation, any share, asset or debt purchase, (B) the consummation of each divestiture including, without limitation, any share, asset or debt divestiture, (C) the provision of financial advice to management regarding each transaction referred to in Sections 3(a)(ii)(A) and (B), and/or (D) debt financing, by, of or involving the Company or any Beneficiary Affiliates, the Company agrees to (or shall procure that a Beneficiary Affiliate shall pay) pay to the Advisor, an aggregate transaction fee equal to 1.0% of the aggregate consideration for such transaction (in

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each case, whether such transaction is by way of merger, purchase or sale of stock or other disposition of assets or debt, recapitalization, reorganization, consolidation, tender offer, public offering or otherwise and whether consummated directly by the Company and/or any of the Beneficiary Affiliates or indirectly by, of or involving any of the respective equity owners or corporate parents) (“Add-on Transaction”). In addition, the Company will reimburse the Advisor or its designee, by wire transfer of immediately available funds for its reasonable out of pocket fees and expenses (including without limitation the fees and expenses of accountants, attorneys and other advisors retained by the Advisor) incurred in connection with the investigation, negotiation and consummation of the Add-on Transaction, (together with the fees described in Section 3(a)(i), the “Transaction Fees”).

(b) Unless otherwise stated, all amounts referred to in this Agreement, including but not limited to the Transaction Fees, are exclusive of VAT, which shall be payable at the appropriate rate on the same date as the payment to which such VAT relates against provision of a valid VAT invoice.

4. Personnel. The Advisor has provided and has devoted to the performance of this Agreement such partners, employees and agents of the Advisor as the Advisor deemed appropriate to the furnishing of the services required; provided however that, no minimum number of hours was required to be devoted by the Advisor on a weekly, monthly, annual or other basis. The Company and its Subsidiaries acknowledge that the Advisor’s services were not provided exclusive to the Company and its Subsidiaries and that the Advisor will render similar services to other persons and entities.

5. Liability. Neither the Advisor nor any of its respective Affiliates (or their respective partners, members, managers, employees, affiliates, officers, controlling persons, fiduciaries, advisors, or agents) (with respect to the Advisor, collectively, the “Advisor’s Group”) shall be liable to any of the Company and the Beneficiary Affiliates for any Loss arising out of or in connection with the performance of the services contemplated by this Agreement. The Advisor makes no representations or warranties, express or implied, in respect of the Transaction Services. Except as the Advisor may otherwise agree in writing after the date hereof: (a) each member of the Advisor’s Group shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly (i) engage in the same or similar business activities or lines of business as the Company or any of the Beneficiary Affiliates or (ii) do business with any client or customer of the Company or any of the Beneficiary Affiliates; (b) no member of the Advisor’s Group shall be liable to the Company or any of the Beneficiary Affiliates for breach of any duty (contractual or otherwise) by reason of any of the activities referenced in (i) above or of such member’s participation therein; and (c) in the event that any member of the Advisor’s Group acquires knowledge of a potential transaction or matter that may constitute an opportunity (or potential opportunity) for any of the Company or the Beneficiary Affiliates, no member of the Advisor’s Group shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of the Beneficiary Affiliates, and, notwithstanding any provision of this Agreement to the contrary, no member of the Advisor’s Group shall be liable to the Company or any of the Beneficiary Affiliates for breach of any duty (contractual or otherwise) by reason of the fact that any member of the Advisor’s Group directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity

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to another Person, or does not present such opportunity to the Company or any of the Beneficiary Affiliates. In no event will any member of the Advisor’s Group be liable to any of the Company or any of the Beneficiary Affiliates for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) third party Claims (whether based in contract, tort or otherwise) but excluding Claims under Section 5.

6. Indemnity. In consideration of the execution and delivery of this Agreement by the Advisor, the Company shall indemnify, exonerate and hold each member of the Advisor’s Group (collectively, the “Indemnitees”), each of whom is an intended third party beneficiary of this Agreement and may specifically enforce the Company’s obligations hereunder (including but not limited to the obligations specified in this Section 5), free and harmless from and against any and all Loss arising from any Claim (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to the execution, delivery, performance, enforcement or existence of this Agreement or the services contemplated hereby, or non-performance by the Company, except for any such Indemnified Liabilities arising from such Indemnitee’s gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For purposes of this Section 5, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. The Company hereby agrees that the Company is the indemnitor of first resort (i.e., its obligations to Indemnitees under this Agreement are primary and any obligation of any Advisor (or any Affiliate thereof) to provide advancement or indemnification for the same Indemnified Liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of such Indemnified Liabilities) incurred by Indemnitees are secondary), and if the Advisor or any Affiliate thereof pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with any director or officer of the Company, then (i) the Advisor (or such Affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (ii) the Company shall reimburse the Advisor (or such Affiliate, as the case may be) for the payments actually made and waives any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any Claim or remedy of any Indemnitee against any Indemnitee, whether such Claim, remedy or right arises in equity or under contract, statute, common law or otherwise, including any right to claim, take or receive from any Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such Claim, remedy or right.

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7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality, or enforceability of any provision in any other jurisdiction. Instead, this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

8. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when telecopied to the recipient (with hard copy sent to the recipient by internationally reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m., local time in the jurisdiction of recipient on a Business Day, and otherwise on the next Business Day, (c) two (2) Business Days after being sent to the recipient by internationally reputable overnight courier service (charges prepaid), or (d) by email. Such notices, demands and other communications shall be sent to the parties hereto at the addresses set forth below.

To the Company:

Global Chaucer, S.L.U.

Calle Pradillo no5,

Bajo exterior,

Derecha, 28002

Madrid, Spain

Telephone: +44 207 7514 5252

Attention: Devin O’Reilly

To Bain:

Bain Capital Partners, LLC

111 Huntington Avenue

Boston

MA 02199

USA

Facsimile: +1 617 516 2010

Attention: Sean Doherty/Michel Plantevin/Bart Gombert

in each case with a copy (which shall not constitute notice) to:

Kirkland & Ellis International LLP

30 St. Mary Axe

London

EC3A 8AF

Telephone: +44 (0) 207 469 2000

Facsimile: +44 (0) 207 469 2001

Attention: Sam Pakbaz

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9. Certain Definitions. For purposes of this Agreement:

(a) “Acquisition” means the acquisition by the Company of certain of the assets and subsidiaries of Atento Inversiones y Teleservicios, S.A. pursuant to the Acquisition Agreement;

(b) “Acquisition Agreement” means the share sale and purchase agreement dated 11 October 2012 entered into between, inter alia, Telefónica, S.A. and Global Chaucer, as amended from time to time;

(c) “Advisor” has the meaning set forth in the preamble;

(d) “Advisor’s Group” has the meaning set forth in Section 5;

(e) “Affiliate” shall mean, with respect to any Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), or (ii) if such Person or other Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to either Person or an Affiliate thereof;

(f) “Agreement” has the meaning set forth in the preamble;

(g) “Beneficiary Affiliate” and “Beneficiary Affiliates” have the meanings set forth in the preamble;

(h) “Business Day” means any day from Monday to Friday (inclusive) other than public bank holidays during normal working hours in Madrid, Spain, New York, N.Y., U.S.A., and London, England;

(i) “Claim” means any action, claim, cause of action, suit or similar (excluding regarding taxes);

(j) “Company” has the meaning set forth in the preamble;

(k) “Indemnitees” has the meaning set forth in Section 6;

(l) “Indemnified Liabilities” has the meaning set forth in Section 6;

(m) “Initial Term” has the meaning set forth in Section 1;

(n) “Loss” means losses, liabilities, damages, costs and/or expenses in connection therewith, including without limitation all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs,

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printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, responding to a subpoena, or otherwise participating in, any proceeding including, but not limited to, litigation expenses incurred after the date on which none of the Advisor’s Affiliates or members of the Advisor’s Group or associated investment funds own an interest in the Company, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such expenses;

(o) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof;

(p) “Subsidiary” and “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity;

(q) “Tax” means any tax, assessment or other central or local government charge of any nature whatsoever of any jurisdiction;

(r) “Transaction Fees” has the meaning set forth in Section 3;

(s) “Transaction Services” has the meaning set forth in Section 2; and

(t) “VAT” means any value added, sales, turnover, consumption or similar Tax of any jurisdiction.

10. Assignment. No party may assign any obligations hereunder to any other entity without the prior written consent of the other parties (which consent shall not be unreasonably withheld); provided that the Advisor may, without the consent of the Company, assign any of its rights and obligations under this Agreement to any of the member of the Advisor’s Group, or to any of its affiliated investment funds, whereupon, in each case, the assignor nevertheless shall remain liable for the performance of its obligations hereunder. The Advisor shall procure that if such Affiliate ceases to be an Affiliate of the Advisor, then such Affiliate shall assign such rights and obligations back to the Advisor or another of its Affiliates.

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11. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment, or waiver has been approved in writing by such party. No course of dealing or the failure of any party to enforce any of the provisions of this Agreement shall in any way operate as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

12. Successors. This Agreement and all the obligations and benefits hereunder shall bind and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of each of them.

13. Contracts (Rights of Third Parties) Act 1999. This Agreement does not confer any rights on any person under the Contracts (Rights of Third Parties) Act 1999, except that each Indemnitee is intended to benefit from the provisions of Section 5, and may enforce those provisions under section 1 of the Contracts (Rights of Third Parties) Act 1999. This letter may be varied, rescinded or terminated by the parties without the consent of any person referred to in the preceding sentence.

14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

15. Remedies. Any person having rights under any provision of this Agreement shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.

16. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

17. Governing Law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed and construed in accordance with the laws of England and Wales. Each party to this Agreement irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising out of or in connection with this Agreement (including a dispute relating to any non-contractual obligation arising out of or in connection with this letter).

18. Business Days. If any time period for giving notice or taking action hereunder expires on a day other than a Business Day, the time period shall automatically be extended to the Business Day immediately following such day.

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19. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

20. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

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IN WITNESS WHEREOF, the parties hereto have executed this Transaction Services Agreement as of the date first written above.

GLOBAL CHAUCER, S.L.U.

By:
Name:	DEVIN O’REILLY
Title:	Authorised signatory

BAIN CAPITAL PARTNERS, LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Transaction Services Agreement as of the date first written above.

GLOBAL CHAUCER, S.L.U.

By:
Name:
Title:

BAIN CAPITAL PARTNERS, LLC

By:
Name:	Sean M. Doherty
Title:	Authorised signatory